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                                                                    Exhibit 23.2


Ernst & Young LLP

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of EDO Corporation and in the Registration Statement (Form S-8 No. 2-69243) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1980 Stock Option Plan, the Registration Statement (Form S-8 No. 33-1526) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1985 Stock Option Plan, the Registration Statement (Form S-8 No. 33-28020) pertaining to the EDO Corporation 1983 Long-term Incentive Plan, the EDO Corporation 1988 Long-term Incentive Plan, the EDO Corporation 1988 Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, and the Registration Statement (Form S-8 No. 33-77865) pertaining to the EDO Corporation Compensation Plan for Directors, the EDO Corporation 1997 Non-employee Director Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, of our reports dated February 26, 2001, with respect to the consolidated financial statements of EDO Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000, and with respect to the financial statement schedule included in this Annual Report (Form 10-K).


New York, New York
March 28, 2001